Remitly Reports Record Second Quarter Results and Raises Full Year 2026 Outlook
Quarterly Active Customers surpass 10 million
Second quarter send volume up 27% and revenue up 20% year over year
Second quarter net income of $205.9 million, inclusive of a $140.6 million discrete tax benefit
Adjusted EBITDA of $114.7 million up 79% year over year

SEATTLE, WA / August 5, 2026 / GlobeNewswire / - Remitly Global, Inc. (NASDAQ: RELY), a trusted provider of financial services that transcend borders, reported results for the second quarter ended June 30, 2026.
“We delivered another excellent quarter, achieving record revenue, Adjusted EBITDA, and net income, while surpassing 10 million quarterly active customers for the first time in our company's history, a direct reflection of the trust and confidence customers place in Remitly,” said Sebastian Gunningham, Chief Executive Officer. “Our results reflect the compounding advantages of a trusted global network, a strategy that resonates with customers, and rigorous cost discipline. AI-driven operating efficiencies are creating additional capacity to invest in growth while improving margins, giving us more confidence in the opportunities ahead.”
Second Quarter 2026 Highlights and Key Operating Data
(All comparisons relative to the second quarter of 2025)
•Active customers increased to 10.2 million, compared to 8.5 million, up 20%.
•Send volume increased to $23.5 billion, compared to $18.5 billion, up 27%.
•Revenue totaled $495.2 million, compared to $411.9 million, up 20%.
•Net income was $205.9 million, inclusive of a $140.6 million discrete tax benefit from the U.S. valuation allowance release.
•Adjusted EBITDA was $114.7 million, compared to $64.0 million, up 79%.
2026 Financial Outlook
For fiscal year 2026, Remitly currently expects:
•Total revenue in the range of $1.978 billion to $1.988 billion, representing a growth rate of 21% to 22% year over year.
•Year over year growth in net income, and Adjusted EBITDA in the range of $410 million to $415 million.
For the third quarter of 2026, Remitly currently expects:
•Total revenue in the range of $505 million to $507 million, representing a growth rate of 20% to 21% year over year.
•Year over year growth in net income, and Adjusted EBITDA in the range of $92 million to $94 million.
Reconciliation of GAAP to Non-GAAP Financial Measures
A reconciliation of accounting principles generally accepted in the United States of America (“GAAP”) to non-GAAP financial measures has been provided in the financial statement tables included in this earnings release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include, but are not limited to, income taxes, stock-based compensation expense, and payroll taxes related to stock-based compensation expense, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results.
Note: All percentage changes described within this press release are calculated using amounts in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), for which revenue and active customers are presented in thousands and send volume is presented in millions. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body as compared to the amounts included within the Company’s SEC filings.

Webcast Information
Remitly will host a webcast at 5:00 p.m. Eastern Time on Wednesday, August 5, 2026, to discuss its second quarter 2026 financial results. The live webcast and investor presentation will be accessible on Remitly’s website at https://ir.remitly.com. A webcast replay will be available on our website at https://ir.remitly.com following the live event.
We have used, and intend to continue to use, the Investor Relations section of our website at https://ir.remitly.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD (Fair Disclosure).
Non-GAAP Financial Measures
Some of the financial information and data contained in this earnings release, such as Adjusted EBITDA, non-GAAP operating expenses, transaction margin dollars, transaction margin, and free cash flow, have not been prepared in accordance with GAAP.
We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain items that may not be indicative of its recurring core operating results and business outlook.
Our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with our financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
We calculate Adjusted EBITDA as net income (loss) adjusted by (i) interest (income) expense, net; (ii) (benefit from) provision for income taxes; (iii) noncash charges of depreciation and amortization; (iv) other (income) expense, net; (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment; (vi) noncash stock-based compensation expense, net; (vii) payroll taxes related to stock-based compensation expense, net; and (viii) certain restructuring and other costs. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net; (ii) payroll taxes related to stock-based compensation expense, net; (iii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment; as well as (iv) certain restructuring and other costs. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. We believe that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors.
We calculate transaction margin dollars as income from operations, excluding expenses related to (i) customer support and operations; (ii) marketing; (iii) technology and development; (iv) general and administrative; and (v) depreciation and amortization. Transaction margin dollars can also be calculated as revenue less transaction expenses. We calculate transaction margin as transaction margin dollars divided by revenue. Transaction margin dollars and transaction margin are non-GAAP financial measures that management uses to evaluate the economic returns generated by the company's platform. We believe that transaction margin dollars provides useful information in understanding and evaluating our financial results.
We calculate free cash flow as net cash provided by operating activities, adjusted for capitalized expenditures that include purchases of property and equipment and capitalized internal-use software. Free cash flow is a key measure used by our management to understand the strength of our liquidity and available cash, and we believe that the presentation of this measure is useful because we are focused on growing our free cash flow generation over time. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the period.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding future events or our future results of operations and financial position, including our fiscal year and third quarter 2026 financial outlook, including forecasted fiscal year and third quarter 2026 revenue, net income (loss), and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, our growth, our position and potential opportunities, and our objectives for future operations. The words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to our expectations regarding our revenue, expenses, and other operating results; our ability to acquire new customers and successfully retain existing customers; our ability to continue to develop new products and services in a timely manner; our ability to sustain our profitability; our ability to maintain and expand our strategic relationships with third parties; our business plan and our ability to effectively manage our growth; anticipated trends, growth rates, and challenges in our business and in the market segments in which we operate; our ability to effectively integrate and leverage artificial intelligence and machine learning technologies; our ability to attract, integrate, and retain qualified employees, including key members of our management team; uncertainties regarding the impact of geopolitical and macroeconomic conditions, including currency fluctuations, inflation, regulatory changes (including as may be related to immigration, fiscal and tax policy, foreign trade, or foreign investment), regional and global conflicts or related government sanctions, or legislative or regulatory developments; our ability to maintain the security and availability of our solutions; our ability to maintain our money transmission licenses and other regulatory clearances or obtain new licenses and regulatory clearances; our ability to maintain and expand international operations; our expectations regarding anticipated technology needs and developments and our ability to address those needs and developments with our solutions; and our stock repurchase program, the timing and number of shares of our common stock to be repurchased, and the potential benefits thereof. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is included in our quarterly report on Form 10-Q for the quarter ended June 30, 2026, to be filed with the SEC, and within our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC, which are or will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
About Remitly
Remitly is a trusted provider of financial services that transcend borders. With a footprint spanning more than 175 countries, Remitly has built one of the world’s leading global money movement platforms, trusted by millions of customers. Remitly continues to evolve beyond a remittance company into a diversified, cross-border financial services provider, serving both consumers and businesses across a growing set of use cases.

Contacts

Media Inquiries:
press@remitly.com

Investor Relations:
ir@remitly.com

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Revenue	$495,156	$411,852	$947,958	$773,476
Costs and expenses
Transaction expenses(1)	161,174	143,756	306,114	265,149
Customer support and operations(1)	26,639	25,074	53,450	47,647
Marketing(1)	104,388	84,976	190,750	158,325
Technology and development(1)	74,049	77,496	153,652	151,347
General and administrative(1)	55,918	59,581	111,065	112,410
Depreciation and amortization	6,307	6,326	12,506	11,722
Total costs and expenses	428,475	397,209	827,537	746,600
Income from operations	66,681	14,643	120,421	26,876
Interest income	1,485	2,061	3,138	3,848
Interest expense	(3,152)	(1,650)	(5,589)	(2,949)
Other expense, net	(370)	(6,940)	(1,251)	(4,719)
Income before (benefit from) provision for income taxes	64,644	8,114	116,719	23,056
(Benefit from) provision for income taxes	(141,264)	1,578	(138,242)	5,168
Net income	$205,908	$6,536	$254,961	$17,888
Net income per share attributable to common stockholders:
Basic	$0.98	$0.03	$1.21	$0.09
Diluted	$0.93	$0.03	$1.16	$0.08
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	210,839	204,693	210,936	203,227
Diluted	221,049	218,978	219,023	218,704
__________
(1) Exclusive of depreciation and amortization, shown separately.

REMITLY GLOBAL, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
(in thousands)	2026	2025
Assets
Current assets
Cash and cash equivalents	$676,394	$542,426
Disbursement prefunding	234,640	441,335
Customer funds receivable, net	322,019	286,455
Prepaid expenses and other current assets	52,894	45,735
Total current assets	1,285,947	1,315,951
Property and equipment, net	60,097	61,521
Operating lease right-of-use assets	9,898	12,452
Goodwill	54,940	54,940
Intangible assets, net	1,063	2,125
Other noncurrent assets, net	155,510	11,724
Total assets	$1,567,455	$1,458,713
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$39,893	$28,450
Customer liabilities	195,521	219,667
Short-term debt	3,022	2,821
Accrued expenses and other current liabilities	158,072	141,948
Operating lease liabilities	7,806	6,166
Total current liabilities	404,314	399,052
Operating lease liabilities, noncurrent	27,436	28,135
Long-term debt	—	155,000
Other noncurrent liabilities	8,857	7,737
Total liabilities	440,607	589,924
Commitments and contingencies
Stockholders’ equity
Common stock	21	21
Additional paid-in capital	1,329,975	1,325,520
Accumulated other comprehensive income	2,239	3,596
Accumulated deficit	(205,387)	(460,348)
Total stockholders’ equity	1,126,848	868,789
Total liabilities and stockholders’ equity	$1,567,455	$1,458,713

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
(in thousands)	2026	2025(1)
Cash flows from operating activities
Net income	$254,961	$17,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	25,928	27,641
Deferred income taxes	(143,856)	—
Stock-based compensation expense, net	62,027	73,858
Donation of common stock	1,722	1,866
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(7,277)	(19,614)
Operating lease right-of-use assets	1,700	3,700
Accounts payable	15,965	4,443
Accrued expenses and other liabilities	4,930	13,397
Operating lease liabilities	412	12,293
Net cash provided by operating activities	216,512	135,472
Cash flows from investing activities
Purchases of property and equipment	(7,171)	(18,484)
Capitalized internal-use software costs	(6,531)	(6,012)
Net (originations) collections from consumer receivables	(6,613)	(8,069)
Net cash used in investing activities	(20,315)	(32,565)
Cash flows from financing activities
Proceeds from exercise of stock options	1,451	4,578
Proceeds from issuance of common stock in connection with ESPP	6,340	5,768
Cash paid for repurchase of common stock	(65,164)	—
Proceeds from revolving credit facility borrowings	5,817,000	2,493,000
Repayments of revolving credit facility borrowings	(5,972,000)	(2,493,000)
Net change in customer funds assets and liabilities	155,461	38,622
Taxes paid related to net share settlement of equity awards	(3,727)	(11,617)
Payment of debt issuance costs	—	(2,628)
Net cash (used in) provided by financing activities	(60,639)	34,723
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,723)	10,182
Net increase in cash, cash equivalents, and restricted cash	133,835	147,812
Cash, cash equivalents, and restricted cash at beginning of period	544,299	369,817
Cash, cash equivalents, and restricted cash at end of period	$678,134	$517,629
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$676,394	$515,896
Restricted cash included in prepaid expenses and other current assets	485	664
Restricted cash included in other noncurrent assets, net	1,255	1,069
Total cash, cash equivalents, and restricted cash	$678,134	$517,629
__________
(1) Beginning in the fourth quarter of 2025, the Company changed the presentation of certain cash activity related to customer funds assets and liabilities, which is comprised of disbursement prefunding, customer funds receivable, customer liabilities, and trade settlement liability included within the line item ‘Accrued expenses and other current liabilities’ on the Consolidated Balance Sheets. Certain components of this activity were reclassified from cash flows from operating activities to cash flows from financing activities, reflected within the line item ‘Net change in customer funds assets and liabilities.’

REMITLY GLOBAL, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation of net income to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net income	$205,908	$6,536	$254,961	$17,888
Add:
Interest (income) expense, net	1,667	(411)	2,451	(899)
(Benefit from) provision for income taxes	(141,264)	1,578	(138,242)	5,168
Depreciation and amortization	6,307	6,326	12,506	11,722
Other expense, net	370	6,940	1,251	4,719
Donation of common stock	957	907	1,722	1,866
Stock-based compensation expense, net	34,491	38,066	62,027	73,858
Payroll taxes related to stock-based compensation expense, net	2,061	1,519	3,833	4,659
Restructuring and other costs(1)	4,245	2,536	15,783	3,444
Adjusted EBITDA	$114,742	$63,997	$216,292	$122,425
__________
(1) Restructuring and other costs for the three and six months ended June 30, 2026 and June 30, 2025 consisted primarily of termination benefits. These costs are not indicative of ongoing operating performance.

Reconciliation of income from operations to transaction margin dollars and transaction margin:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Income from operations	$66,681	$14,643	$120,421	$26,876
Add:
Customer support and operations	26,639	25,074	53,450	47,647
Marketing	104,388	84,976	190,750	158,325
Technology and development	74,049	77,496	153,652	151,347
General and administrative	55,918	59,581	111,065	112,410
Depreciation and amortization	6,307	6,326	12,506	11,722
Transaction margin dollars	$333,982	$268,096	$641,844	$508,327

Revenue	$495,156	$411,852	$947,958	$773,476

Transaction margin	67%	65%	68%	66%

Reconciliation of cash flow from operations to free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$134,620	$54,689	$216,512	$135,472
Less:
Purchases of property and equipment	(1,184)	(7,869)	(7,171)	(18,484)
Capitalized internal-use software costs	(3,332)	(3,063)	(6,531)	(6,012)
Free cash flow	$130,104	$43,757	$202,810	$110,976

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Customer support and operations	$26,639	$25,074	$53,450	$47,647
Excluding: Stock-based compensation expense, net	417	453	726	709
Excluding: Payroll taxes related to stock-based compensation expense, net	7	8	12	16
Excluding: Restructuring and other costs	—	—	1,644	—
Non-GAAP customer support and operations	$26,215	$24,613	$51,068	$46,922

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Marketing	$104,388	$84,976	$190,750	$158,325
Excluding: Stock-based compensation expense, net	5,530	4,747	7,703	8,874
Excluding: Payroll taxes related to stock-based compensation expense, net	409	258	450	714
Excluding: Restructuring and other costs	1,979	175	3,688	665
Non-GAAP marketing	$96,470	$79,796	$178,909	$148,072

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Technology and development	$74,049	$77,496	$153,652	$151,347
Excluding: Stock-based compensation expense, net	15,939	21,873	33,097	43,110
Excluding: Payroll taxes related to stock-based compensation expense, net	1,127	885	2,395	2,866
Excluding: Restructuring and other costs	1,475	1,382	4,938	1,382
Non-GAAP technology and development	$55,508	$53,356	$113,222	$103,989

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
General and administrative	$55,918	$59,581	$111,065	$112,410
Excluding: Stock-based compensation expense, net	12,605	10,993	20,501	21,165
Excluding: Payroll taxes related to stock-based compensation expense, net	518	368	976	1,063
Excluding: Donation of common stock	957	907	1,722	1,866
Excluding: Restructuring and other costs	791	979	5,513	1,397
Non-GAAP general and administrative	$41,047	$46,334	$82,353	$86,919